Exhibit 99.1

30 JULY 2019 | NYSE: NXRT

EARNINGS SUPPLEMENT: SECOND QUARTER 2019

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: 972-628-4100

INVESTOR RELATIONS:

JACKIE GRAHAM - 972-419-6213

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Recent Activity	5
Financial Summary	6
2019 Full Year Guidance Summary	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
Q2 Same Store Results	11
Q2 Same Store Properties Operating Metrics	13
YTD Same Store Results	14
FFO, Core FFO and AFFO	16
Historical Capital Expenditures	18
Value-Add Program Details	19
Outstanding Debt Details	20
Debt Maturity Schedule	22
Historical Acquisition Details	23
Historical Disposition Details	24
Definitions and Reconciliations of Non-GAAP Measures	25

ATERA APARTMENTS: DALLAS, TX

UPDATED CLUBHOUSE COMPLETED IN 2019

   NEW POOL ACCENTS & LANDSCAPING

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

972-419-6213

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS SECOND QUARTER 2019 RESULTS

NXRT Increases Net Income, Same Store NOI and Core FFO Guidance;

Acquires $19.4 Million Property in Dallas – Fort Worth

Dallas, TX, July 30, 2019 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the second quarter ended June 30, 2019.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(2.0)M, $11.0M, $11.0M and $12.9M, respectively, attributable to common stockholders for the quarter ended June 30, 2019, compared to Net Loss, FFO, Core FFO, and AFFO of $(1.7)M, $9.3M, $8.7M and $10.2M, respectively, attributable to common stockholders for the quarter ended June 30, 2018.

•

NXRT reported Net Loss, FFO, Core FFO and AFFO of $(6.3)M, $22.0M, $22.0M and $25.6M, respectively, attributable to common stockholders for the six months ended June 30, 2019, compared to Net Income, FFO, Core FFO, and AFFO of $8.4M, $17.0M, $17.0M and $19.8M, respectively, attributable to common stockholders for the six months ended June 30, 2018.

•

For the three months ended June 30, 2019, Q2 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 4.3%, 4.0% and 5.4%, respectively, and occupancy increased 40 bps over the prior year period.

•

For the six months ended June 30, 2019, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 4.3%, 4.3% and 6.2%, respectively, and occupancy increased 40 bps over the prior year period.

•	For the three months ended June 30, 2019, Q2 Same Store properties expenses increased 2.2% over the prior year period, primarily due to increases in property taxes of 11.5%.
•	During the three months ended June 30, 2019, NXRT acquired Summer’s Landing in Fort Worth, TX for a purchase price of approximately $19.4M.
•	The weighted average effective monthly rent per unit across all 39 properties held as of June 30, 2019 (the “Portfolio”), consisting of 13,407 units, was $1,016, while physical occupancy was 94.4%.
•	NXRT paid a second quarter dividend of $0.275 per share of common stock on June 28, 2019.
•

During the second quarter, for the properties in our Portfolio, we completed 475 full and partial upgrades and leased 381 upgraded units, achieving an average monthly rent premium of $109 and a 27.1% ROI[4]. Since inception, for the properties in our Portfolio, we have completed 6,594 full and partial upgrades and achieved an average monthly rental increase per unit of $97, equating to a 23.2% ROI on all units leased as of June 30, 2019.

•	During the second quarter of 2019, we completed Smart Home Technology installs on 4,891 units, covering 15 properties.
•

On June 25, 2019, NXRT entered into a sale agreement on six properties (the “Sunbelt Portfolio”) for a total sale price of approximately $289.9 million which will net proceeds of approximately $145.0 million after repayment of debt and before closing costs.  The sales of the properties are expected to close on or before August 30, 2019.

(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

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(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 32 properties encompassing 11,471 units of apartment space in our Same Store pool for the three and six months ended June 30, 2019 (our “Q2 Same Store” and “YTD Same Store” properties).

(4)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

“We are pleased to report strong operating performance for Q2 2019, buoyed by robust demand for workforce housing communities and the success of our interior upgrade programs. As a result, we are raising our 2019 earnings guidance to $4.59 per share and 2019 Core FFO guidance by $0.03 to $1.90 per share,” stated NXRT Chairman and President, Jim Dondero.

Second Quarter 2019 Financial Results

•	Total revenues were $43.1 million for the second quarter of 2019, compared to $35.7 million for the second quarter of 2018.
•

Net loss for the second quarter of 2019 totaled $(2.0) million, or a loss of $(0.08) per diluted share, which included $13.1 million of depreciation and amortization expense. This compared to net loss of $(1.7) million, or a loss of $(0.08) per diluted share, for the second quarter of 2018, which included $11.0 million of depreciation and amortization expense and $0.1 million of loss on extinguishment and debt modification costs.

•

The change in our net loss of $2.0 million for the three months ended June 30, 2019 as compared to our net loss of $1.7 million for the three months ended June 30, 2018 primarily relates to increases in operating expenses, depreciation and amortization and interest expense, and was partially offset by an increase in total revenues.

•	For the second quarter of 2019, NOI was $24.6 million on 39 properties, compared to $19.8 million for the second quarter of 2018 on 32 properties.
•	For the second quarter of 2019, Q2 Same Store NOI increased 5.4% to $20.8 million, compared to $19.8 million for the second quarter of 2018.
•	For the second quarter of 2019, FFO totaled $11.0 million, or $0.46 per diluted share, compared to $9.3 million, or $0.44 per diluted share, for the second quarter of 2018.
•	For the second quarter of 2019, Core FFO totaled $11.0 million, or $0.45 per diluted share, compared to $8.7 million, or $0.41 per diluted share, for the second quarter of 2018.
•	For the second quarter of 2019, AFFO totaled $12.9 million, or $0.53 per diluted share, compared to $10.2 million, or $0.48 per diluted share, for the second quarter of 2018.

Second Quarter Earnings Conference Call

NXRT will host a call on Tuesday, July 30, 2019 at 11:00 a.m. ET to discuss its second quarter financial results. The conference call can be accessed live over the phone by dialing 800-263-0877 or, for international callers, 646-828-8143, and using passcode Conference ID: 1506608. A live audio webcast of the call will be available online at the Company's website, http://www.nexpointliving.com (under "Investor Relations"). An online replay will be available shortly after the call on the Company's website and will continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, August 6, 2019 by dialing (888) 203-1112 or, for international callers, (719) 457-0820 and entering passcode 1506608.

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About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s guidance for financial results for the full year 2019 and the related assumptions, net asset value and the related components and assumptions, guidance for the third quarter 2019 and the related assumptions, and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC: SECOND QUARTER 2019 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$42.74
Insider Ownership	20.83%
2019 Q3 Dividend Per Share	$0.275
Dividend Yield (1)	2.57%
Shares Outstanding - basic (Wtd Avg. 3 mo. ended 6/30/2019)	23,736
Shares Outstanding - diluted (Wtd Avg. 3 mo. ended 6/30/2019)	24,233
(1)	As of the close of market trading on July 29, 2019.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	27.5%
Atlanta	16.6%
Nashville	14.0%
Phoenix	13.8%
Houston	8.8%
Orlando	6.2%
Charlotte	4.3%
Tampa	4.3%
West Palm Beach	3.3%
D.C. Metro	1.2%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

SIGNIFICANT APPRECIATION +233.2%

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Highlights of Recent Activity

ACQUISITIONS

(dollar amounts in thousands)

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units
Bella Vista	Phoenix, Arizona	January 28, 2019	$48,400	$29,040	248
The Enclave	Tempe, Arizona	January 28, 2019	41,800	25,322	204
The Heritage	Phoenix, Arizona	January 28, 2019	41,900	24,625	204
Summer's Landing	Fort Worth, Texas	June 7, 2019	19,396	10,109	196
			$151,496	$89,096	852

LEASED REHABS

CONSISTENT DEMAND FOR NXRT UPGRADED UNITS

4.1% RENT GROWTH				5.3% RENT GROWTH

ON Q2’19 NEW LEASES				ON Q2’19 RENEWALS

Top 5 Markets	New Leases	% Increase	Rent Increase	Top 5 Markets	Renewals	% Increase	Rent Increase
Charlotte	74	9.7%	$92	Atlanta	277	7.6%	$77
Phoenix	291	7.6%	$77	Charlotte	88	7.4%	$71
Atlanta	306	7.0%	$73	Phoenix	255	6.7%	$68
DC Metro	24	5.7%	$64	DC Metro	20	5.9%	$66
Orlando	127	4.8%	$55	DFW Metro	533	5.8%	$54

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Financial Summary

	Q2 2019	Q2 2018	YTD 2019	YTD 2018
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$989,000	$590,000
Share Price (as of the last day of the period)	$41.40	$28.45
Weighted average common shares outstanding - basic	23,736	20,780	23,643	20,883
Weighted average common shares outstanding - diluted	24,233	21,295	24,139	21,362

Earnings Profile
Total revenues	$43,066	$35,655	$84,557	$70,712
Net income (loss) attributable to common stockholders	(1,981)	(1,661)	(6,341)	8,403
NOI (1)	24,578	19,838	48,167	38,965
Same Store NOI (2)	20,837	19,774	41,253	38,858
Same Store NOI Growth (%) (2)	5.4%		6.2%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$(0.08)	$(0.08)	$(0.27)	$0.39
FFO (1)	$0.46	$0.44	$0.91	$0.80
Core FFO (1)	$0.45	$0.41	$0.91	$0.80
AFFO (1)	$0.53	$0.48	$1.06	$0.92
Dividends declared per common share	$0.275	$0.250	$0.550	$0.500
FFO Coverage (3)	1.66x	1.76x	1.66x	1.60x
Core FFO Coverage (3)	1.65x	1.64x	1.66x	1.59x
AFFO Coverage (3)	1.93x	1.91x	1.93x	1.85x

Portfolio
Total Properties	39	32
Total Units	13,407	11,471
Occupancy	94.4%	94.2%
Average Effective Monthly Rent per Unit	$1,016	$967

Same Store Portfolio Metrics (2)
Total Same Store Properties	32	32	32	32
Total Same Store Units	11,471	11,471	11,471	11,471
Occupancy	94.6%	94.2%	94.6%	94.2%
Average Effective Monthly Rent per Unit	$1,009	$967	$1,009	$967

Value-Add Program
Completed Rehab Units	475	379	720	677
Cumulative Completed Rehab Units (4)	6,594
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$97
ROI on Post-Rehab Units	23.2%

Outstanding Debt Summary
Total Mortgage Debt	$934,345	$750,693
Credit Facilities	52,500	35,000
Total Debt Outstanding	$986,845	$785,693
Leverage Ratio (Net Debt to Enterprise Value) (5)	49%	56%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q2 and YTD Same Store properties, see the “Q2 Same Store Results” and “YTD Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through June 30, 2019. Cumulative results exclude rehabs completed for properties sold through June 30, 2019.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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2019 Full Year Guidance Summary

NXRT is revising 2019 guidance ranges for earnings (loss) per diluted share and Core FFO per diluted share. NXRT is increasing Same Store NOI guidance as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings (loss) per diluted share (2)	$4.55	$4.59	$4.64	$(0.71)
Core FFO per diluted share (2) (3)	$1.86	$1.90	$1.93	$1.87

Same Store Growth: (4)
Rental Income	4.0%	4.5%	5.0%
Total Revenue	4.5%	5.0%	5.5%
Total Expenses	2.8%	3.3%	3.8%	3.8%
Same Store NOI (3)	5.3%	6.3%	7.3%	6.0%

Other Considerations:
Acquisitions (5)	$251.5	$301.5	$351.5	$200.0
Dispositions	$289.9	$314.9	$339.9	$162.5
(1)

Full Year 2019 guidance forecast includes Same Store growth projections presented above, which takes into effect the acquisition of the Phoenix Portfolio, Summer’s Landing, Residences at Glenview and Residences at West Place.

(2)	Weighted average diluted share count estimate for full year 2019 is approximately 24.3 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2019 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for 2019 pro forma Same Store pool (26 properties).
(5)	Includes $251.5 million in acquisitions of the Phoenix Portfolio, Summer’s Landing, Residences at Glenview and Residences at West Place.

Additional information on second quarter 2019 results and 2019 financial and earnings guidance is included in the following sections of this release.

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Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	22.7%	5.2%	5.5%	$428,083	$466,011
Houston	8.1%	5.5%	5.9%	143,195	155,250

North Carolina
Charlotte	4.0%	5.2%	5.5%	74,797	81,423

Georgia
Atlanta	16.3%	5.0%	5.5%	306,460	343,620

Tennessee
Nashville	15.1%	5.2%	5.5%	284,413	309,612

Florida
Orlando	9.8%	5.0%	5.3%	193,739	207,357
Tampa	3.5%	5.0%	5.3%	68,824	73,662
West Palm Beach	3.2%	5.0%	5.3%	62,669	67,074

Washington D.C.
Other	1.2%	5.5%	5.8%	22,356	24,042

Arizona
Phoenix	16.0%	5.0%	5.3%	316,316	338,549
Total / Ave	100.0%	5.1%	5.4%	$1,900,852	$2,066,600

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$1,900,852	$2,066,600
Cash	16,892
Restricted Cash - Renovation & Green Reserves (5)	8,210
Renovation & Green Capital Expenditures (5)	(8,210)
Cash Adjustments (6)	(980)
Fair Market Value of Interest Rate Swaps	2,363
Other Assets	20,959
Value of Assets	$1,940,087	$2,105,835

Tangible Liabilities
Credit Facility (7)	$94,200
Mortgage Debt	994,722
Total Outstanding Debt	1,088,922
Forward 12-month Principal Payments (7)	(980)
Total Outstanding Debt (FY 2019 Est.)	1,087,943
Other Tangible Liabilities (at Book)	23,543
Derivative Liability	853
Value of Liabilities	$1,112,339
Net Leverage (mid-point)	55%
Net Asset Value	$827,748	$993,496
Shares outstanding - diluted (FY 2019 Est.)	24,274
Est. NAV / Share	$34.10	$40.93
NAV / Share (mid-point)	$37.51

NOI ESTIMATE

1Q 2019 NOI Actual	23,587
2Q 2019 NOI Actual	24,578
	Low	High
Estimated 3Q 2019 NOI Guidance (3)	25,750	26,250
2019 Pro Forma NOI Guidance (3&4)	$103,500	$105,500

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$1,900,852	$2,066,600
No. of Units (July 30, 2019 E.) (2)	14,109
Implied Value/Apartment Unit	$134.7	$146.5
Implied Value/Apartment Unit (mid-point)	$140.6

(1)	Management estimates based on independent third party review of our properties.
(2)	Third quarter and full year 2019 NOI guidance is presented for the existing Portfolio (41 properties at July 30, 2019).
(3)	We anticipate net income will be between $111.6 million and $113.6 million for the full year 2019 and between $121.8 million and $122.8 million for the third quarter of 2019.

(4)   2019 Pro Forma NOI Guidance takes into effect the acquisitions of Summer’s Landing, Residences at Glenview Reserve and Residences at West Place as if they were purchased on January 1, 2019, which would have contributed $1,050, $2,800 and $2,500, respectively, to NOI.

(5)

Includes approximately $6.2 million that is held for value-add upgrades and approximately $2.0 million that is escrowed to finance green property improvements; reduced by $8.2 million for estimated forward 12-month rehab and green capital expenditures.

(6)	Includes approximately $1.0 million in forward 12-month principal payments.

(7)   Includes outstanding balance as of June 30, 2019, plus a $41.7 million draw on the credit facility and $60.4 million on first mortgages assumed to facilitate the acquisitions of Residences at Glenview Reserve and Residences at West Place.

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NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$203,748	$202,347
Buildings and improvements	914,771	935,604
Intangible lease assets	2,971	3,049
Construction in progress	612	1,881
Furniture, fixtures, and equipment	57,545	61,456
Total Gross Operating Real Estate Investments	1,179,647	1,204,337
Accumulated depreciation and amortization	(127,118)	(134,124)
Total Net Operating Real Estate Investments	1,052,529	1,070,213
Real estate held for sale, net of accumulated depreciation of $33,305 and $897, respectively	175,968	17,329
Total Net Real Estate Investments	1,228,497	1,087,542
Cash and cash equivalents	16,892	19,864
Restricted cash	22,676	23,265
Accounts receivable	2,667	3,340
Prepaid and other assets	3,826	9,058
Fair market value of interest rate swaps	2,363	18,141
TOTAL ASSETS	$1,276,921	$1,161,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$769,973	$824,702
Mortgages payable held for sale, net	156,636	13,318
Credit facility, net	51,536	—
Accounts payable and other accrued liabilities	6,679	5,765
Accrued real estate taxes payable	10,192	12,607
Accrued interest payable	3,086	2,852
Security deposit liability	2,032	1,889
Prepaid rents	1,554	1,482
Fair market value of interest rate swaps	853	-
Total Liabilities	1,002,541	862,615

Redeemable noncontrolling interests in the Operating Partnership	3,032	2,567

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 23,895,442 and 23,499,635 shares issued and outstanding, respectively	238	234
Additional paid-in capital	297,448	285,511
Accumulated earnings less dividends	(26,824)	(6,764)
Accumulated other comprehensive income	486	17,047
Total Stockholders' Equity	271,348	296,028
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,276,921	$1,161,210

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NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Rental income	$37,711	$31,069	$74,033	$61,642
Other income	5,355	4,586	10,524	9,070
Total revenues	43,066	35,655	84,557	70,712
Expenses
Property operating expenses	10,161	8,231	19,800	17,108
Real estate taxes and insurance	5,564	4,588	11,322	9,444
Property management fees (1)	1,291	1,066	2,531	2,120
Advisory and administrative fees (2)	1,872	1,863	3,722	3,701
Corporate general and administrative expenses	2,741	1,986	4,974	3,799
Property general and administrative expenses	1,768	1,648	3,426	3,195
Depreciation and amortization	13,066	11,038	28,464	22,410
Total expenses	36,463	30,420	74,239	61,777
Operating income before gain on sales of real estate	6,603	5,235	10,318	8,935
Gain on sales of real estate	—	—	—	13,742
Operating income	6,603	5,235	10,318	22,677
Interest expense	(8,590)	(6,823)	(16,678)	(13,620)
Loss on extinguishment of debt and modification costs	—	(78)	—	(629)
Net income (loss)	(1,987)	(1,666)	(6,360)	8,428
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(6)	(5)	(19)	25
Net income (loss) attributable to common stockholders	$(1,981)	$(1,661)	$(6,341)	$8,403
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(10,946)	2,749	(16,611)	10,510
Total comprehensive income (loss)	(12,933)	1,083	(22,971)	18,938
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(39)	4	(69)	57
Comprehensive income (loss) attributable to common stockholders	$(12,894)	$1,079	$(22,902)	$18,881

Weighted average common shares outstanding - basic	23,736	20,780	23,643	20,883
Weighted average common shares outstanding - diluted	24,233	21,295	24,139	21,362

Earnings (loss) per share - basic	$(0.08)	$(0.08)	$(0.27)	$0.40
Earnings (loss) per share - diluted	$(0.08)	$(0.08)	$(0.27)	$0.39

(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q2 Same Store Results of Operations for the Three Months Ended June 30, 2019 and 2018

There are 32 properties encompassing 11,471 units of apartment space, or approximately 86% of our Portfolio, in our same store pool for the three months ended June 30, 2019 and 2018 (our “Q2 Same Store” properties). Our Q2 Same Store properties exclude the following seven properties in our Portfolio as of June 30, 2019: Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave, The Heritage and Summer’s Landing.

As of June 30, 2019, our Q2 Same Store properties were approximately 94.6% leased with a weighted average monthly effective rent per occupied apartment unit of $1,009, a year-over-year increase of 40 bps and an increase of $42, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended June 30, 2019 and 2018 for our Q2 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended June 30,
	2019	2018	$ Change	% Change
Revenues
Same Store
Rental income	$32,341	$31,072	$1,269	4.1%
Other income	4,721	4,570	151	3.3%
Same Store revenues	37,062	35,642	1,420	4.0%
Non-Same Store
Rental income	5,370	(3)	5,373	N/M
Other income	634	16	618	N/M
Non-Same Store revenues	6,004	13	5,991	N/M
Total revenues	43,066	35,655	7,411	20.8%

Operating expenses
Same Store
Property operating expenses (1)	8,927	8,930	(3)	0.0%
Real estate taxes and insurance	4,959	4,630	329	7.1%
Property management fees (2)	1,112	1,066	46	4.3%
Property general and administrative expenses (3)	1,227	1,242	(15)	-1.2%
Same Store operating expenses	16,225	15,868	357	2.2%
Non-Same Store
Property operating expenses (4)	1,277	(9)	1,286	N/M
Real estate taxes and insurance	605	(42)	647	N/M
Property management fees (2)	179	—	179	N/M
Property general and administrative expenses (5)	202	—	202	N/M
Non-Same Store operating expenses	2,263	(51)	2,314	N/M
Total operating expenses	18,488	15,817	2,671	16.9%

NOI
Same Store	20,837	19,774	1,063	5.4%
Non-Same Store	3,741	64	3,677	N/M
Total NOI (6)	$24,578	$19,838	$4,740	23.9%
(1)	For the three months ended June 30, 2019 and 2018, excludes approximately $59,000 and $686,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended June 30, 2019 and 2018, excludes approximately $266,000 and $399,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the three months ended June 30, 2019 and 2018, excludes approximately $16,000 and $(4,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the three months ended June 30, 2019 and 2018, excludes approximately $73,000 and $7,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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The following table contains additional information about our Q2 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended June 30, 2019 and 2018 (dollars in thousands, except for per unit data):

	Q2 2019	Q2 2018	% Change
Same Store Total Units	11,471	11,471
Same Store Occupied Units	10,853	10,809
Same Store Ending Occupancy	94.6%	94.2%	0.4%
Same Store Average Rent per Unit	$1,009	$967	4.3%

Same Store Revenues
Same Store Rental Income	$32,341	$31,072	4.1%
Same Store Other Income	4,721	4,570	3.3%
Total Same Store Revenues	37,062	35,642	4.0%

Same Store Operating Expenses
Payroll	3,810	3,683	3.4%
Repairs & Maintenance	3,174	3,084	2.9%
Utilities	1,943	2,163	-10.2%
Real Estate Taxes	4,367	3,916	11.5%
Insurance	592	714	-17.1%
Property Management Fees	1,112	1,066	4.3%
Office Operations	767	768	-0.1%
Marketing	460	474	-3.0%
Total Same Store Operating Expenses	16,225	15,868	2.2%

Q2 Same Store NOI	$20,837	$19,774	5.4%

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Q2 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q2 2019	Q2 2018	% Change	Q2 2019	Q2 2018	bps ∆	Q2 2019	Q2 2018	% Change
Texas
Dallas	3,252	$963	$924	4.2%	95.0%	93.4%	160	$8,788	$8,391	4.7%
Houston	1,184	1,131	1,133	-0.2%	93.8%	94.6%	-80	3,690	3,691	0.0%
Average/Total	4,436	1,008	980	2.9%	94.7%	93.7%	100	12,478	12,082	3.3%

North Carolina
Charlotte	577	965	924	4.4%	95.8%	96.5%	-70	1,564	1,514	3.3%
Average/Total	577	965	924	4.4%	95.8%	96.5%	-70	1,564	1,514	3.3%

Georgia
Atlanta	2,220	1,048	998	5.0%	94.1%	94.0%	10	6,413	6,187	3.7%
Average/Total	2,220	1,048	998	5.0%	94.1%	94.0%	10	6,413	6,187	3.7%

Tennessee
Nashville	1,038	962	939	2.4%	94.3%	93.3%	100	2,772	2,738	1.2%
Average/Total	1,038	962	939	2.4%	94.3%	93.3%	100	2,772	2,738	1.2%

Florida
Orlando	830	1,146	1,085	5.6%	94.3%	96.6%	-230	2,715	2,585	5.0%
Tampa	576	944	894	5.6%	94.1%	95.3%	-120	1,524	1,443	5.6%
West Palm Beach	439	1,200	1,150	4.3%	94.8%	96.1%	-130	1,474	1,432	2.9%
Average/Total	1,845	1,096	1,041	5.3%	94.4%	96.1%	-170	5,713	5,460	4.6%

Washington D.C.
D.C. Metro	156	1,133	1,069	6.0%	97.4%	96.2%	120	505	476	6.1%
Average/Total	156	1,133	1,069	6.0%	97.4%	96.2%	120	505	476	6.1%

Arizona
Phoenix	1,199	857	778	10.2%	94.7%	93.2%	150	2,896	2,615	10.7%
Average/Total	1,199	857	778	10.2%	94.7%	93.2%	150	2,896	2,615	10.7%

Average/Total	11,471	$1,009	$967	4.3%	94.6%	94.2%	40	$32,341	$31,072	4.1%
(1)	This table only includes the 32 properties in our Q2 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Six Months Ended June 30, 2019 and 2018

There are 32 properties encompassing 11,471 units of apartment space, or approximately 86% of our Portfolio, in our same store pool for the six months ended June 30, 2019 and 2018 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following seven properties in our Portfolio as of June 30, 2019: Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave, The Heritage and Summer’s Landing.

As of June 30, 2019, our YTD Same Store properties were approximately 94.6% leased with a weighted average monthly effective rent per occupied apartment unit of $1,009, a year-over-year increase of 40 bps and an increase of $42, respectively.

The following table reflects the revenues, property operating expenses and NOI for the six months ended June 30, 2019 and 2018 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Six Months Ended June 30,
	2019	2018	$ Change	% Change
Revenues
Same Store
Rental income	$64,125	$61,427	$2,698	4.4%
Other income	9,415	9,053	362	4.0%
Same Store revenues	73,540	70,480	3,060	4.3%
Non-Same Store
Rental income	9,908	215	9,693	N/M
Other income	1,109	17	1,092	N/M
Non-Same Store revenues	11,017	232	10,785	N/M
Total revenues	84,557	70,712	13,845	19.6%

Operating expenses
Same Store
Property operating expenses (1)	17,507	17,666	(159)	-0.9%
Real estate taxes and insurance	10,184	9,448	736	7.8%
Property management fees (2)	2,204	2,111	93	4.4%
Property general and administrative expenses (3)	2,392	2,397	(5)	-0.2%
Same Store operating expenses	32,287	31,622	665	2.1%
Non-Same Store
Property operating expenses (4)	2,300	108	2,192	N/M
Real estate taxes and insurance	1,138	(4)	1,142	N/M
Property management fees (2)	327	9	318	N/M
Property general and administrative expenses (5)	338	12	326	N/M
Non-Same Store operating expenses	4,103	125	3,978	N/M
Total operating expenses	36,390	31,747	4,643	14.6%

NOI
Same Store	41,253	38,858	2,395	6.2%
Non-Same Store	6,914	107	6,807	N/M
Total NOI (6)	$48,167	$38,965	$9,202	23.6%

(1)	For the six months ended June 30, 2019 and 2018, excludes approximately $24,000 and $663,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP
(3)

For the six months ended June 30, 2019 and 2018, excludes approximately $502,000 and $759,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the six months ended June 30, 2019 and 2018, excludes approximately $17,000 and $(3,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the six months ended June 30, 2019 and 2018, excludes approximately $194,000 and $27,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the six months ended June 30, 2019 and 2018 (dollars in thousands, except for per unit data):

	YTD 2019	YTD 2018	% Change
Same Store Total Units	11,471	11,471
Same Store Occupied Units	10,853	10,809
Same Store Ending Occupancy	94.6%	94.2%	0.4%
Same Store Average Rent per Unit	$1,009	$967	4.3%

Same Store Revenues
Same Store Rental Income	$64,125	$61,427	4.4%
Same Store Other Income	9,415	9,053	4.0%
Total Same Store Revenues	73,540	70,480	4.3%

Same Store Operating Expenses
Payroll	7,470	7,267	2.8%
Repairs & Maintenance	6,159	5,811	6.0%
Utilities	3,878	4,588	-15.5%
Real Estate Taxes	8,921	8,063	10.6%
Insurance	1,263	1,385	-8.8%
Property Management Fees	2,204	2,111	4.4%
Office Operations	1,536	1,520	1.1%
Marketing	856	877	-2.4%
Total Same Store Operating Expenses	32,287	31,622	2.1%

YTD Same Store NOI	$41,253	$38,858	6.2%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2019 and 2018 (in thousands, except per share amounts):

		For the Three Months Ended June 30,			For the Six Months Ended June 30,
		2019	2018		2019	2018	% Change (1)
Net income (loss)		$(1,987)	$(1,666)		$(6,360)	$8,428	-175.5%
Depreciation and amortization		13,066	11,038		28,464	22,410	27.0%
Gain on sales of real estate		—	—		—	(13,742)	-100.0%
Adjustment for noncontrolling interests		(33)	(28)		(66)	(51)	29.4%
FFO attributable to common stockholders		11,046	9,344		22,038	17,045	29.3%

FFO per share - basic		$0.47	$0.45		$0.93	$0.82	14.2%
FFO per share - diluted		$0.46	$0.44		$0.91	$0.80	14.4%

Loss on extinguishment of debt and modification costs		—	78		—	629	-100.0%
Casualty-related recoveries		(43)	(690)		(7)	(666)	-98.9%
Amortization of deferred financing costs - acquisition term notes		—	—		—	21	-100.0%
Adjustment for noncontrolling interests		—	2		—	—	N/A
Core FFO attributable to common stockholders		11,003	8,734		22,031	17,029	29.4%

Core FFO per share - basic		$0.46	$0.42		$0.93	$0.82	14.3%
Core FFO per share - diluted		$0.45	$0.41		$0.91	$0.80	14.5%

Amortization of deferred financing costs - long term debt		470	352		902	720	25.3%
Equity-based compensation expense		1,419	1,094		2,654	2,009	32.1%
Adjustment for noncontrolling interests		(5)	(4)		(11)	(8)	37.5%
AFFO attributable to common stockholders		12,887	10,176		25,576	19,750	29.5%

AFFO per share - basic		$0.54	$0.49		$1.08	$0.95	14.4%
AFFO per share - diluted		$0.53	$0.48		$1.06	$0.92	14.6%

Weighted average common shares outstanding - basic		23,736	20,780		23,643	20,883	13.2%
Weighted average common shares outstanding - diluted		24,233	21,295		24,139	21,362	13.0%

Dividends declared per common share		$0.275	$0.250		$0.550	$0.500	10.0%

FFO Coverage - diluted	(2)	1.66x	1.76x	(2)	1.66x	1.60x	4.02%
Core FFO Coverage - diluted	(2)	1.65x	1.64x	(2)	1.66x	1.59x	4.08%
AFFO Coverage - diluted	(2)	1.93x	1.91x	(2)	1.93x	1.85x	4.18%
(1)	Represents the percentage change for the six months ended June 30, 2019 compared to the six months ended June 30, 2018.
(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

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The three months ended June 30, 2019 as compared to the three months ended June 30, 2018

FFO was $11.0 million for the three months ended June 30, 2019 compared to $9.3 million for the three months ended June 30, 2018, which was an increase of approximately $1.7 million. The change in our FFO between the periods primarily relates to an increase in total revenues of $7.4 million.  This was partially offset by an increase in property operating expenses of $3.3 million, an increase in advisory and administrative fees of $0.2 million, an increase in interest expense of $1.8 million, an increase in corporate general and administrative expenses of $0.8 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $11.0 million for the three months ended June 30, 2019 compared to $8.7 million for the three months ended June 30, 2018, which was an increase of approximately $2.3 million. The change in our Core FFO between the periods primarily relates to an increase in FFO and a decrease in casualty-related losses of $0.6 million, partially offset by a decrease in loss on extinguishment of debt and modification costs of $0.1 million and adjustments for amounts attributable to noncontrolling interests.

AFFO was $12.9 million for the three months ended June 30, 2019 compared to $10.2 million for the three months ended June 30, 2018, which was an increase of approximately $2.7 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and an increase in equity-based compensation expense of $0.3 million.

The six months ended June 30, 2019 as compared to the six months ended June 30, 2018

FFO was $22.0 million for the six months ended June 30, 2019 compared to $17.0 million for the six months ended June 30, 2018, which was an increase of approximately $5.0 million. The change in our FFO between the periods primarily relates to an increase in total revenues of $13.8 million, partially offset by increases in total property operating expenses of $5.2 million, interest expense of $3.1 million, corporate general and administrative expenses of $1.2 million, and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $22.0 million for the six months ended June 30, 2019 compared to $17.0 million for the six months ended June 30, 2018, which was an increase of approximately $5.0 million. The change in our Core FFO between the periods primarily relates to an increase in FFO and a decrease in casualty-related losses of $0.6 million.  These were partially offset by a decrease in loss on extinguishment of debt and modification costs of $0.6 million and adjustments for amounts attributable to noncontrolling interests.

AFFO was $25.6 million for the six months ended June 30, 2019 compared to $19.8 million for the six months ended June 30, 2018, which was an increase of approximately $5.8 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and equity-based compensation expense of $0.6 million.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q2 2019	Q2 2018	% Change	YTD 2019	YTD 2018	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$19,396	$—	N/M	$151,496	$—	N/M

Capitalized Rehab Expenditures
Interior	2,973	2,040	45.7%	5,461	3,556	53.6%
Exterior and common area	3,352	2,543	31.8%	5,137	4,992	2.9%

Capitalized Maintenance Expenditures
Recurring	1,532	1,590	-3.6%	2,613	2,319	12.7%
Non-Recurring	1,563	1,422	9.9%	2,427	1,925	26.1%

Total Capital Expenditures	$28,816	$7,595	N/M	$167,134	$12,792	N/M

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Completed Value-Add Programs
Abbington Heights (4)	274	183	$794	$894	$4,667	12.6%	25.7%
Belmont at Duck Creek (4)	240	194	932	1,024	3,670	9.9%	30.1%
Edgewater at Sandy Springs (4)	760	412	887	997	7,539	12.4%	17.6%
Heatherstone (4)	152	163	826	902	4,081	9.2%	22.3%
Pointe at the Foothills (4)	528	63	913	947	1,995	3.7%	20.6%
Southpoint Reserve at Stoney Creek (4)	156	57	990	1,096	7,428	10.7%	17.1%
The Ashlar (4)	264	325	841	910	3,564	8.2%	23.3%
Total/Weighted Average	2,374	1,397	$867	$955	$4,946	10.1%	21.5%

Value-Add Programs In Progress
Arbors on Forest Ridge	210	204	807	885	3,173	9.7%	29.3%
Atera Apartments	380	116	1,177	1,328	2,905	12.8%	62.4%
Beechwood Terrace	300	260	884	975	5,028	10.3%	21.7%
Bella Vista	248	3	1,174	1,324	16,902	12.8%	10.6%
Brandywine I & II	632	1	964	1,124	9,600	16.6%	20.0%
Cedar Pointe	210	37	882	1,051	722	19.2%	282.0%
Courtney Cove	324	139	814	916	4,815	12.5%	25.5%
Crestmont Reserve	242	1	938	1,044	7,512	11.3%	17.0%
Cutter's Point	196	178	1,025	1,120	4,403	9.3%	25.7%
Eagle Crest	447	118	787	868	2,653	10.3%	36.5%
Hollister Place	260	187	952	1,070	3,166	12.4%	44.6%
Madera Point	256	164	819	912	4,031	11.4%	27.6%
Parc500	217	117	1,175	1,353	14,111	15.1%	15.2%
Radbourne Lake	225	277	1,017	1,065	953	4.7%	60.2%
Rockledge Apartments	708	299	1,056	1,253	10,799	18.7%	21.9%
Sabal Palm at Lake Buena Vista	400	219	1,142	1,223	630	7.1%	153.8%
Seasons 704 Apartments	222	137	1,054	1,127	5,821	6.9%	15.1%
Silverbrook	642	521	814	879	2,906	8.0%	26.9%
Summers Landing	196	3	1,244	1,397	14,550	12.3%	12.6%
Summit at Sabal Park	252	214	890	975	4,591	9.6%	22.1%
The Cornerstone	430	249	936	1,017	5,411	8.7%	17.9%
The Enclave	204	6	1,036	1,166	9,156	12.5%	17.0%
The Heritage	204	4	1,213	1,363	13,986	12.4%	12.9%
The Preserve at Terrell Mill	752	447	776	914	8,870	17.8%	18.6%
The Venue on Camelback (5)	415	80	664	925	10,933	39.3%	28.7%
Timber Creek	352	178	881	991	6,217	12.5%	21.3%
Venue at 8651	333	309	850	929	4,291	9.3%	21.9%
Versailles	388	473	830	903	3,766	8.8%	23.3%
Willow Grove	244	142	840	945	5,479	12.5%	22.9%
Woodbridge	220	114	951	1,039	5,204	9.3%	20.3%
Total/Weighted Average	10,109	5,197	$895	$994	$5,016	11.1%	23.8%

Total/Weighted Average Completed	12,483	6,594	$888	$985	$5,000	10.9%	23.2%
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through June 30, 2019.
(3)	Inclusive of all full and partial interior upgrades completed and leased through June 30, 2019.
(4)	Properties were classified as held for sale as of June 30, 2019.
(5)	Property was formerly known as The Colonnade.

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Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of June 30, 2019 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	4.08%	7/1/2024
Cutter's Point	Floating	84	$16,640	4.08%	7/1/2024
Eagle Crest	Floating	84	$29,510	4.08%	7/1/2024
Silverbrook	Floating	84	$30,590	4.08%	7/1/2024
Beechwood Terrace	Floating	84	$23,365	3.84%	9/1/2025
Willow Grove	Floating	84	$14,818	4.18%	7/1/2024
Woodbridge	Floating	84	$13,677	4.18%	7/1/2024
The Summit at Sabal Park	Floating	84	$13,560	4.02%	7/1/2024
Courtney Cove	Floating	84	$13,680	4.02%	7/1/2024
The Preserve at Terrell Mill	Floating	84	$42,480	4.02%	7/1/2024
Versailles	Floating	84	$23,880	4.02%	7/1/2024
Seasons 704 Apartments	Floating	84	$17,460	4.02%	7/1/2024
Madera Point	Floating	84	$15,150	4.02%	7/1/2024
Venue at 8651	Floating	84	$13,734	4.18%	7/1/2024
The Venue on Camelback	Floating	84	$28,093	4.08%	7/1/2024
Old Farm	Floating	84	$52,886	4.08%	7/1/2024
Stone Creek at Old Farm	Floating	84	$15,274	4.08%	7/1/2024
Timber Creek	Floating	84	$24,100	3.66%	10/1/2025
Radbourne Lake	Floating	84	$20,000	3.69%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	$42,100	3.70%	9/1/2025
Cornerstone	Fixed	120	$22,001	4.24%	3/1/2023
Parc500	Fixed	120	$15,353	4.49%	8/1/2025
Hollister Place	Floating	84	$14,811	3.74%	10/1/2025
Rockledge Apartments	Floating	84	$68,100	3.97%	7/1/2024
Atera Apartments	Floating	84	$29,500	3.88%	11/1/2024
Cedar Pointe	Floating	84	$17,300	3.75%	9/1/2025
Crestmont Reserve	Floating	84	$12,061	3.58%	10/1/2025
Brandywine I & II	Floating	84	$43,835	3.58%	10/1/2025
Bella Vista	Floating	84	$29,040	3.72%	2/1/2026
The Enclave	Floating	84	$25,322	3.72%	2/1/2026
The Heritage	Floating	84	$24,625	3.72%	2/1/2026
Summers Landing	Floating	84	$10,109	3.58%	10/1/2025
			776,184
Fair market value adjustment			584
Deferred financing costs, net of accumulated amortization of $2,536			(6,795)
			769,973

Held For Sale Property
Southpoint Reserve at Stoney Creek	Floating	84	$13,281	4.51%	1/1/2022
Edgewater at Sandy Springs	Floating	84	$52,000	4.08%	7/1/2024
Abbington Heights	Floating	84	$16,920	3.65%	9/1/2025
Belmont at Duck Creek	Floating	84	$17,760	3.79%	6/1/2025
The Ashlar	Floating	84	$14,520	4.02%	7/1/2024
Heatherstone	Floating	84	$8,880	4.02%	7/1/2024
The Pointe at the Foothills	Floating	84	$34,800	4.02%	7/1/2024
			$158,161
Deferred financing costs, net of accumulated amortization of $616			(1,525)
			$156,636
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of June 30, 2019 was 2.3980%.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of June 30, 2019 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	24	$52,500	4.65%	1/28/2021
Deferred financing costs, net of accumulated amortization of $134			(964)
			$51,536
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of June 30, 2019 was 2.3980%.

Interest Rate Swap Agreements

As of June 30, 2019, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional	Fixed Rate (1)
July 1, 2016	June 1, 2021	KeyBank	$100,000	1.1055%
July 1, 2016	June 1, 2021	KeyBank	100,000	1.0210%
July 1, 2016	June 1, 2021	KeyBank	100,000	0.9000%
September 1, 2016	June 1, 2021	KeyBank	100,000	0.9560%
April 1, 2017	April 1, 2022	KeyBank	100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	SunTrust	50,000	2.0020%
			$750,000	1.4272%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of June 30, 2019, one-month LIBOR was 2.3980%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

		Payments Due by Period (in thousands)
		Total	2019	2020	2021	2022	2023	Thereafter
Operating Properties Mortgage Debt
Principal payments		$776,184	$360	$744	$782	$817	$20,598	$752,883
Interest expense	(1)	151,695	11,846	23,559	26,776	29,912	29,631	29,971
Total		$927,879	$12,206	$24,303	$27,558	$30,729	$50,229	$782,854

Held For Sale Property Mortgage Debt
Principal payments		$158,161	$116	$263	$282	$12,620	$—	$144,880
Interest expense		32,020	3,243	6,442	6,412	5,829	5,829	4,265
Total		$190,181	$3,359	$6,705	$6,694	$18,449	$5,829	$149,145

Credit Facility
Principal payments		$52,500	$—	$—	$52,500	$—	$—	$—
Interest expense		3,702	1,181	2,348	173	—	—	—
Total		$56,202	$1,181	$2,348	$52,673	$—	$—	$—

Total contractual obligations and commitments		$1,174,262	$16,746	$33,356	$86,925	$49,178	$56,058	$931,999

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of June 30 2019, we had entered into nine interest rate swap transactions with a combined notional amount of $750.0 million. We have allocated the total impact of expected settlements on the $750.0 million notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of June 30, 2019 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of June 30, 2019, we had total indebtedness of $986.8 million at a weighted average interest rate of 3.21%, of which $949.5 million was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $750.0 million, or 84%, of our $897.0 million of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.4272% for one-month LIBOR on the $750.0 million notional amount of interest rate swap agreements that we have entered into as of June 30, 2019, which effectively fix the interest rate on $750.0 million of our floating rate mortgage debt outstanding.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Eagle Crest	Irving, TX	447	1/31/2014	27,325	1,120	28,445	63,635
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Edgewater at Sandy Springs (3)	Atlanta, GA	760	7/18/2014	58,000	5,281	63,281	83,264
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
Willow Grove	Nashville, TN	244	7/21/2014	13,750	2,116	15,866	65,025
Woodbridge	Nashville, TN	220	7/21/2014	16,000	1,641	17,641	80,186
Abbington Heights (3)	Antioch, TN	274	8/1/2014	17,900	1,617	19,517	71,230
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Belmont at Duck Creek (3)	Garland, TX	240	9/30/2014	18,525	1,174	19,699	82,079
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Southpoint Reserve at Stoney Creek (3)	Fredericksburg, VA	156	12/18/2014	17,000	1,737	18,737	120,109
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
The Ashlar (3)	Dallas, TX	264	2/26/2015	16,235	2,165	18,400	69,697
Heatherstone (3)	Dallas, TX	152	2/26/2015	9,450	1,648	11,098	73,013
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
The Pointe at the Foothills (3)	Mesa, AZ	528	8/5/2015	52,275	1,372	53,647	101,604
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Total/Weighted Average		13,407		$1,294,650	$109,707	$1,404,357	$104,748
(1)	Only includes properties owned as of June 30, 2019.
(2)	Includes interior and exterior rehab.
(3)	Properties were classified as held for sale as of June 30, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Total/Weighted Average		4,588	$270,734	$392,050	$85,451		$385,755	$118,039
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us, (7) casualty-related expenses/(recoveries), and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to (1) noncontrolling interests in consolidated joint ventures and (2) redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses and recoveries, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, the ineffective portion of fair value adjustments on our interest rate derivatives designated as cash flow hedges, and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and Same Store NOI for the three and six months ended June 30, 2019 and 2018

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Q2 and YTD Same Store NOI for the three and six months ended June 30, 2019 and 2018 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2019	2018	2019	2018
Net income (loss)		$(1,987)	$(1,666)	$(6,360)	$8,428
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,872	1,863	3,722	3,701
Corporate general and administrative expenses		2,741	1,986	4,974	3,799
Casualty-related recoveries	(1)	(43)	(690)	(7)	(666)
Property general and administrative expenses	(2)	339	406	696	786
Depreciation and amortization		13,066	11,038	28,464	22,410
Interest expense		8,590	6,823	16,678	13,620
Loss on extinguishment of debt and modification costs		—	78	—	629
Gain on sales of real estate		—	—	—	(13,742)
NOI		$24,578	$19,838	$48,167	$38,965
Less Non-Same Store
Revenues	(3)	(6,004)	(13)	(11,017)	(232)
Operating expenses	(3)	2,263	(51)	4,103	125
Same Store NOI	(3)	$20,837	$19,774	$41,253	$38,858

NOI and Same Store NOI for the year ended December 31, 2018

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2017-2018 Same Store NOI for the year ended December 31, 2018 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31, 2018
Net loss		$(1,614)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,474
Corporate general and administrative expenses		7,808
Casualty-related recoveries	(1)	(663)
Property general and administrative expenses	(2)	1,294
Depreciation and amortization		47,470
Interest expense		28,572
Loss on extinguishment of debt and modification costs		3,576
Gain on sales of real estate		(13,742)
NOI		$80,175
Less Non-Same Store
Revenues	(3)	(23,012)
Operating expenses	(3)	10,744
Same Store NOI	(3)	$67,907
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related recoveries.
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts for the three months ended June 30, 2019 and 2018 are derived from the operations of our Q2 Same Store and Non-Same Store properties; amounts for the six months ended June 30, 2019 and 2018 are derived from the operations of our YTD Same Store and Non-Same Store properties; amounts for the year ended December 31, 2018 is derived from the operations of our 2017-2018 Same Store and Non-Same Store properties.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q2 2019	Q2 2018
Total mortgage debt	$934,345	$750,693
Credit facilities	52,500	35,000

Adjustments to arrive at net debt:
Cash and cash equivalents	(16,892)	(18,312)
Restricted cash held for value-add upgrades and green improvements	(8,210)	(3,702)
Net Debt	$961,743	$763,679
Enterprise Value (1)	$1,950,743	$1,353,679
Leverage Ratio	49%	56%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2019	For the Three Months Ended September 30, 2019
		Guidance (1)	Guidance (1)
Net income		$111,856	$121,854
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,500	1,875
Corporate general and administrative expenses		9,434	2,212
Property general and administrative expenses	(2)	1,300	325
Depreciation and amortization		60,464	16,000
Interest expense		34,948	9,430
Loss on extinguishment of debt and modification costs		2,900	2,900
Gain on sales of real estate		(129,051)	(129,051)
NOI		$99,351	$25,545
Less Non-Same Store
Revenues	(3)	(53,624)
Operating expenses	(3)	21,822
Same Store NOI	(3)	$67,549
(1)

Estimates shown for full year and third quarter 2019 guidance. Assumptions made for full year and third quarter 2019 NOI guidance include the Same Store operating growth projections included in the “2019 Full Year Guidance Summary” section of this release, the effect of the acquisition of the Phoenix Portfolio, Summer’s Landing, and the other acquisition and disposition assumptions presented under “2019 Full Year Guidance Summary.”

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts are derived from the results of operations of our pro forma Full Year 2019 Same Store properties and Non-Same Store properties. There are 26 properties in our pro forma Full Year 2019 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2019 (in thousands, except per share data):

For the Year Ended December 31, 2019
Mid-Point
Net income	$111,856
Depreciation and amortization	60,464
Gain on sales of real estate	(129,051)
Adjustment for noncontrolling interests	(130)
FFO attributable to common stockholders	43,139
FFO per share - diluted (1)	$1.78

Loss on extinguishment of debt and modification costs	2,900
Casualty-related recoveries	(8)
Adjustment for noncontrolling interests	(9)
Core FFO attributable to common stockholders	46,022
Core FFO per share - diluted (1)	$1.90

Amortization of deferred financing costs - long term debt	1,981
Equity-based compensation expense	5,154
Adjustment for noncontrolling interests	(21)
AFFO attributable to common stockholders	53,136
AFFO per share - diluted (1)	$2.19

Weighted average common shares outstanding - diluted	24,274
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 24.3 million for the full year 2019.

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